UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2010

WESTWOOD ONE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, 10th Floor New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 641-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 Financial Information

Item 2.02 Results of Operations and Financial Condition.

On May 17, 2010, Westwood One, Inc. (the “Company”) issued a press release announcing earnings for the first quarter ended March 31, 2010. The balance sheet included in the attached corrected press release was corrected from the version initially distributed by the Company prior to its earnings call to reflect changes to four line items of the balance sheet. Specifically “prepaid and other assets” increased by $189,000, “accumulated deficit” decreased by $189,000, “goodwill” decreased by $800,000 and “deferred tax liability” increased by $800,000. The statement of operations included in the attached press release was also corrected to reflect a decrease to “interest expense” of $189,000.

A copy of the corrected press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein in its entirety.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following is a list of the exhibits filed as a part of this Form 8-K:

Exhibit
No.	Description of Exhibit
99.1	Corrected Press Release, dated May 17, 2010, announcing earnings for the first quarter ended March 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD ONE, INC.

Date: May 18, 2010	By: /s/ David Hillman
Name: David Hillman Title: Chief Administrative Officer; EVP, Business Affairs, General Counsel and Secretary